CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59434 and 333-86909) of Cognizant Technology Solutions Corporation of our report dated February 7, 2000, except as to the stock split described in Note 14. which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in this annual report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

NEW YORK, NY
March 6, 2000